Exhibit 107

Aussie Aussie Acquisition Corporation
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
Equity	Units, each consisting of one ordinary share, $0.0001 par value, and one Right to receive 1/10 of an ordinary share	Rule 457(a)	10,000,000	$10.00	$100,000,000.00	$138.10 per $1,000,000	$13,810.00
Equity	Ordinary shares included as part of the Units(2)	Rule 457(g)	10,000,000	-	-	$138.10 per $1,000,000	-	(3)
Equity	Rights included as part of the Units(2)	Rule 457(g)	10,000,000	-		$138.10 per $1,000,000	-	(3)
Equity	Ordinary shares underlying the Rights included as part of the Units(2)	Rule 457(a)	1,000,000	$10.00	$10,000,000.00	$138.10 per $1,000,000	$1,381.00
Equity	Redeemable warrants included as part of the units(2)	Rule 457(g)	5,000,000	$-	-	$138.10 per $1,000,000	$-	(3)
Equity	Ordinary shares underlying redeemable warrants included as part of the units(2)	Rule 457(g)	5,000,000	$11.50	$57,500,000.00	$138.10 per $1,000,000	$7,940.75
Equity	Representative Shares	Rule 457(a)	250,000	$10.00	$2,500,000.00	$138.10 per $1,000,000	$345.25

	Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts				$170,000,000.00		$23,477.00
	Total Fees Previously Paid						-
	Total Fee Offsets						-
	Net Fee Due						$23,477.00

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.
(2)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share capitalizations or similar transactions.
(3)	No fee pursuant to Rule 457(g).